                                                                    EXHIBIT 11.1

                   CELLULAR TECHNICAL SERVICES COMPANY, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                                                                            THREE MONTHS
                                                                                               ENDED
                                                 YEAR ENDED DECEMBER 31,                     MARCH 31,
                                        -----------------------------------------    --------------------------
                                           1993           1994           1995           1995           1996
                                        -----------    -----------    -----------    -----------    -----------
                                                                                            (UNAUDITED)

Primary earnings per share:
Net income (loss) for calculation of
  primary earnings per share.........   $(1,206,335)   $ 1,549,871    $    63,187    $   243,127    $(2,500,559)
                                        -----------    -----------    -----------    -----------    -----------
Weighted average number of shares
  outstanding........................    17,363,680     19,091,036     20,398,272     19,752,808     21,608,900
Dilutive effect of outstanding
  warrants and stock options -- based
  upon the Treasury Stock Method
  using average market price(1)......                    1,206,290      1,627,878      2,405,878
                                        -----------    -----------    -----------    -----------    -----------
Weighted average number of shares, as
  adjusted, for calculation of
  primary earnings per share.........    17,363,680     20,297,326     22,026,150     22,158,686     21,608,900
                                        -----------    -----------    -----------    -----------    -----------
Primary earnings (loss) per
  share(2)...........................         $(.07)          $.08           $.00           $.01          $(.12)
                                        -----------    -----------    -----------    -----------    -----------
                                        -----------    -----------    -----------    -----------    -----------

- ------------

(1) Common Stock equivalent shares have not been considered in the calculation for the year ended December 31, 1993 and the quarterly period ended March 31, 1996, because the effect would be antidilutive.

(2) Fully diluted earnings per share computations are not included since they would not materially change results presented on a primary earnings per share basis.